Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

	We hereby consent to the incorporation by reference in this Registration Statement on Form
S-8 of Millennium Chemicals Inc. (the "Company") of our report dated January 30, 2003 except for the impact of the restatement in Notes 1, 2, 8, 9, 12, 14, 17, 18 and 19, as to which the date is November 12, 2003 relating to the financial statements and financial statement schedule, which appears in the Millennium Chemicals Inc. Annual
Report on Form 10-K/A for the year ended December
31, 2002.


PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
December 16, 2003